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                                                                      EXHIBIT 21
                                                                      ----------

                        Kevco Delaware, Inc.,
                        a Delaware corporation.

                        Sunbelt Wood Components, Inc.,
                        a Delaware corporation.

                        Bowen Supply, Inc.,
                        a Georgia corporation.

                        Encore Industries, Inc.,
                        a Georgia corporation.

                        Shelter Components Corporation,
                        an Indiana corporation.

                        BPR Holdings, Inc.,
                        an Indiana corporation.

                        Shelter Components of Indiana, Inc.,
                        an Indiana corporation.

                        Design Components, Inc.,
                        an Indiana corporation.

                        Duo-Form of Michigan, Inc.
                        a Michigan corporation.

                        DCM, Inc.,
                        an Indiana corporation.

                        Shelter Distribution, L.P.,
                        an Indiana limited partnership(1).


(1) Sole general partner is BPR Holdings, Inc.; sole limited partner is Shelter Components of Indiana, Inc.